UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2013, the board of directors (the “Board”) of Nanosphere, Inc. (the “Company”) increased the size of the Board from five to seven directors and elected Gene Cartwright, Ph.D. and Erik Holmlin, Ph.D. to the Board.

Dr. Cartwright was the Chief Executive Officer of Omnyx, LLC, a joint venture between General Electric and the University of Pittsburgh Medical Center, from March 2008 to September 2012. From 2005 to 2008, Dr. Cartwright served as President of Molecular Diagnostics for GE Healthcare. From 2001 to 2005, Dr. Cartwright was the Divisional Vice President and General Manager of Molecular Diagnostics for Abbott Diagnostics. Dr. Cartwright received a Ph.D. in Chemistry from Stanford University, a Masters of Management from Northwestern University and a B.A. in Chemistry from Dartmouth College.

Dr. Holmlin is currently President and Chief Executive Officer of BioNano Genomics Inc., a commercial-stage company with a proprietary platform for genome mapping based on single molecule detection. From February 2010 to February 2011, Dr. Holmlin was an Entrepreneur in Residence at Domain Associates, LLC, a life sciences-dedicated venture capital firm, where one of his assignments was the role of President and Chief Executive Officer of GenVault Corporation, a provider of systems used for managing DNA collections. From July 2008 to November 2009 Dr. Holmlin was the Chief Commercial Officer of Exiqon A/S. In 2001, Dr. Holmlin led the formation of GeneOhm Sciences, Inc., a molecular diagnostics company that brought the first rapid tests for healthcare-associated infection (HAI) to market. In 2006, following GeneOhm’s acquisition by Becton Dickinson, Dr. Holmlin served as Vice President of Marketing and Development for Becton Dickinson Diagnostics until July 2008. Dr. Holmlin holds a Ph.D. in Chemistry from California Institute of Technology, MBA degrees from the Haas School of Business at UC Berkeley and the Columbia University School of Business and an AB degree in Chemistry from Occidental College.

Except as set forth above, there are no agreements or understandings between the Company and Dr. Cartwright or Dr. Holmlin in respect of their service as directors of the Company, nor are there any other transactions in which Dr. Cartwright or Dr. Holmlin have any interests that are subject to disclosure as related person transactions pursuant to Item 404(a) of Regulation S-K.

The Company announced the election of Dr. Cartwright and Dr. Holmlin to the Board in a press release issued on June 20, 2013. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nanosphere, Inc. dated June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ Roger Moody, Jr.
Roger Moody, Jr. Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

Date: June 20, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nanosphere, Inc. dated June 20, 2013.